                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of Earliest Event Reported) - July 20, 1998

                                 ---------------

                              ELI LILLY AND COMPANY
             (Exact name of registrant as specified in its charter)

          Indiana                     1-6351               35-0470950
---------------------------   ----------------------   ------------------
(State or other jurisdiction      (Commission File        (IRS Employer
      of Incorporation)                Number)          Identification No.)

               Lilly Corporate Center
                Indianapolis, Indiana                        46285
---------------------------------------------------  ------------------
      (Address of principal executive offices)            (Zip Code)

                                 (317) 276-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 ---------------

                                 Not applicable
             (Former name or address, if changed since last report)

Item 5. Other Events.

      On July 20, 1998, the Board of Directors of Eli Lilly and Company (the "Company") adopted a Shareholder Rights Plan (the "Rights Plan") to replace the expiring 1988 rights plan. The purpose of the Rights Plan is to deter certain coercive takeover tactics and enable the Board of Directors to represent effectively the interest of shareholders in the event of a takeover attempt. The Rights Plan does not deter negotiated mergers or business combinations that the Board of Directors determines to be in the best interests of the Company and its shareholders.

      To implement the Rights Plan the Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock (the "Common Shares") of the Company. The dividend was paid on July 28, 1998 to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock of the Company, without par value (the "Preferred Shares"), at a price of $325 per one one-thousandth of a Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

Rights Attach to Common Shares Initially

      Initially and until a Distribution Date (as defined below) occurs, the Rights are attached to all Common Shares and no separate Rights certificates will be issued. During this initial period,

      o     the Rights are not exercisable;
      o the Rights are transferred with the Common Shares and are not transferable separately from the Common Shares;
      o new Common Share certificates or book entry shares issued will contain a notation incorporating the Rights Agreement by reference; and
      o the transfer of any Common Shares will also constitute the transfer of the Rights associated with those Common Shares.

Distribution of Rights

      Separate certificates evidencing the Rights will be mailed to holders of record of the Common Shares on the "Distribution Date." The Distribution Date is the earlier to occur of the following two events (or such later date as may be determined by the Board of Directors, upon approval by a majority of Continuing Directors as defined below):

      o the tenth day after a public announcement that a person or group of affiliated or associated persons has acquired 15% or more of the outstanding Common Shares (thereby becoming an "Acquiring Person" under the Rights Plan); or

      o such date as may be determined by the Board of Directors of the Company, upon approval of a majority of the Continuing Directors after the commencement or announcement of a tender or exchange offer by a person or group for 15% or more of the outstanding Common Shares.

      Acquisitions by the following persons will not result in the person becoming an Acquiring Person: The Company, any subsidiary or employee benefit plan of the Company, Lilly Endowment, Inc., or any other person approved in advance by the Board of Directors and the Continuing Directors.

      After the Distribution Date, the Rights will be tradable separately from the Common Shares. After the Distribution Date and after the Company's right to redeem (as described below) has expired, the Rights will be exercisable in two different ways depending on the circumstances as set forth below.

Right to Purchase Lilly Stock

      If a person or group acquires 15% or more of the outstanding Common Shares (thereby becoming an Acquiring Person) and the Company's redemption right has expired, each holder of a Right (except those held by the Acquiring Person and its affiliates and associates) will have the right to purchase, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. In other words, the Rights holders other than the Acquiring Person may purchase Common Shares at a 50% discount.

      For example, at the exercise price of $325 per Right, each Right not owned by an Acquiring Person would entitle its holder to purchase $650 worth of Common Shares (or other consideration, as noted above) for $325. Assuming a value of $65 per Common Share at such time, the holder of each valid Right would be entitled to purchase ten Common Shares for $325.

Right to Purchase Acquiring Person Stock

      Alternatively, if, in a transaction not approved by the Board of Directors and the Continuing Directors, the Company is acquired in a merger or other business combination or 50% or more of its assets or earning power are sold after a person or group has become an Acquiring Person, and the Company's redemption right has expired, proper provision will be made so that each holder of a Right will thereafter have the right to purchase, upon exercise, that number of shares of common stock of the acquiring company as have a market value of two times the exercise price of the Right. In other words, a Rights holder may purchase the acquiring company's common stock at a 50% discount.

Exchange of Lilly Stock for Rights

      At any time after any person or group becomes an Acquiring Person and before the Acquiring Person acquires 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Redemption

      The Rights are redeemable by the Company in whole but not in part at a price of $.005 per Right at any time up to and including the tenth day after the time that a person or a group has become an Acquiring Person, subject to extension of this redemption period by the Board of Directors. Immediately upon redemption the right to exercise will terminate and the only right of holders will be to receive the redemption price.

Expiration of Rights

      The Rights will expire on July 28, 2008 unless the expiration date is extended by amendment as described below or unless the Rights are earlier redeemed or exchanged by the Company as described above.

Amendments

      As long as the Rights are redeemable, the terms of the Rights may be amended by the Board of Directors (upon the approval of a majority of the Continuing Directors) in its discretion without the consent of the Rights holders. After that time, no amendment may adversely affect the interests of the Rights holders (other than the Acquiring Person).

Miscellaneous

      "Continuing Director" means a member of the Board of Directors, who is not an Acquiring Person or a representative or nominee of an Acquiring Person, and who either (i) was a member of the Board of Directors on the date of the Rights Agreement or (ii) thereafter became a member of the Board of Directors, and whose nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors then on the Board of Directors.

      The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are subject to adjustment under certain circumstances.

      Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share that may be purchased upon exercise of each Right should approximate the value of one Common Share.

      A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated July 21, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibit 1   Rights Agreement, dated as of July 20, 1998, between Eli
                        Lilly and Company and First Chicago Trust Company of New
                        York, as Rights Agent. The Rights Agreement includes the
                        Form of Articles of Amendment setting forth terms of Series B Junior Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C.

            Exhibit 2 Press Release, dated July 20, 1998, announcing adoption of the Stockholder Rights Plan.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ELI LILLY AND COMPANY


                              By: /s/ Edwin W. Miller
                                 --------------------------------
                                 Name: Edwin W. Miller
                                 Title: Vice President and Treasurer

Dated: July 21, 1998

                                  EXHIBIT INDEX

                                                        Sequentially
Exhibit No.                Description                  Numbered Page
-----------                -----------                  -------------

      1               Rights Agreement, dated
                      as of July 20, 1998,
                      between Eli Lilly and
                      Company and First Chicago
                      Trust Company of New York,
                      as Rights Agent.  The
                      Rights Agreement includes
                      the Form of Articles of
                      Amendment setting forth
                      terms of Certificate of
                      Designations of Series B
                      Junior Preferred Stock as
                      Exhibit A, the form of
                      Rights Certificate as
                      Exhibit B and the Summary
                      of Rights as Exhibit C.

      2               Press Release, dated July
                      20, 1998, announcing
                      adoption of the Stockholder
                      Rights Plan.

                          STATEMENT OF DIFFERENCES
                          ------------------------

The section symbol shall be expressed as..............................  'SS'